SCHEDULE 14A
                            (RULE 14A)
             INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION
 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES AND
                       EXHANGE ACT OF 1934
                      (AMENDMENT NO.       )

Filed by the Restrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commision Only (as permitted by Rule
14a-6(e) (2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12



                    REXHALL INDUSTRIES, INC.,
         (Name of Registrant as Specified in Its Charter)



   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unite price or other underlying value of transaction compluted pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check bos if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (4) Date Filed:

                     REXHALL INDUSTRIES, INC.
                   46147 North 7th Street West
                   Lancaster, California 93534



             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     The annual meeting of shareholders of Rexhall Industries, Inc. ("Company") will be held at the Lancaster plant, 46147 7th Street West, Lancaster, California, 93534 on Tuesday, May 27, 1997, at 2:00 p.m., California time for the following purposes:

     1.   To elect its Board of Directors to serve for the ensuing year;

     2. To ratify the selection of Deloitte & Touche as the independent public accountants of the Company for the year ending
          December 31, 1997;

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.


     The stock transfer books of the Company will not be closed, but only holders of common stock of records at the close of business on April 21, 1997 will be entitled to vote at the meeting.

     Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend.


                                           Cheryl L. Rex
                                           Secretary
DATED: April 21, 1997

                         REXHALL INDUSTRIES, INC.
                        46147 North 7th Street West
                        Lancaster, California 93534


               PROXY STATEMENT FOR ANNUAL MEETING TO BE HELD
                          MAY 27, 1997, 2:00 P.M.


     Your proxy is solicited on behalf of the Board of Directors of Rexhall Industries, Inc. ("Company") for use at the annual meeting of shareholders to be held on the above date at 46147 7th Street West, Lancaster, California, 93534. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares will be voted for the election of the five
(5) nominees for director named herein, for approval of the amendments of the Company's 1989 Incentive and Non-statutory Stock Option Plan, and for the approval of Deloitte & Touche as the Company's independent accountants for the year ending December 31, 1997. A proxy given by a shareholder may be revoked at any time before it is exercised by notifying the Secretary of the Company in writing of such revocation, by giving another proxy bearing a later date or by voting in person at the meeting.

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of common stock of the Company.

     The Company's annual report, including financial statements for its fiscal year ended December 31, 1996, is being mailed to all shareholders concurrently herewith. The annual report is not part of the proxy materials.

     The Company's annual report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, is available without charge upon written request from the Secretary of the Company at the address set forth above.

     Holders of common stock of record at the close of business on April 21, 1997 will be entitled to vote at the meeting. There were 2,636,030 shares of common stock outstanding on that date. Each share is entitled to one vote and a majority of the shares of common stock outstanding is necessary to constitute a quorum for the meeting. The shareholders have cumulative voting rights in the election of directors. Under the cumulative voting method, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the shareholder desires. A shareholder may not cumulate his votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and unless a shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. If any shareholders give such notice, all shareholders may then cumulate their votes.

                           ELECTION OF DIRECTORS


     The Company's directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The number of directors presently authorized by the By-laws of the Company is five (5).

     Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitutes the Company's Board of Directors. The Company is advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominees become unavailable or unable to serve as a director of the Company prior to voting, the proxy holders will vote for a substitute nominee in the exercise of their best judgment.

Information Concerning Nominees

     Information concerning the nominees based on data furnished by them is set forth below:

     WILLIAM J. REX, AGE 46, as founder of the Company, has served as the Company's Chief Executive Officer from its inception as a general partnership in July 1986. In January 1987, when the Company began operations in corporate form, Mr. Rex became the Company's President and Chairman of the Board, offices which he continues to hold. From March 1983 until founding the Company, Mr. Rex served in various executive capacities for Establishment Industries, Inc., a manufacturer of Class A and Class
C motorhomes which was acquired in June 1985 by Thor Industries, Inc., a large manufacturer of recreational vehicles. His last position with Establishment Industries, Inc. was President. From 1970 until March 1983, Mr. Rex was employed in various capacities by Dolphin Trailer Company, a manufacturer of a wide range of recreational vehicles products. At the time he left Dolphin Trailer Company (which changed its name to National R.V., Inc. in 1985), Mr. Rex was Plant Manager in charge of all production and research and development.

     AL J. THEIS, AGE 79, became a director in August 1987. Mr. Theis is a consultant to the recreational vehicle industry and consults with the Company relating to financial matters and in development of global sales. From August 1987 to February 1991, Mr. Theis was employed by the Company as Chief Financial Officer, From February 1982 until June 1984, he was employed by Establishment Industries, Inc., as Chief Financial Officer and Corporate Planner.

     DONALD C. HANNAY, AGE 69, joined the Company in December 1987 and is responsible for product sales and marketing. He became a director in May 1989. From April 1982 until August 1987, he was employed by Establishment Industries, Inc. as Vice President, Sales and Marketing where he built the Establishment's dealer network and was responsible for dealer sales. From August 1987 until joining the Company, he was employed as General Sales Manager by Komfort Industries of California, Inc., a recreational vehicle manufacturer located in Riverside, California.


     ROBERT A. LOPEZ, AGE 57, is President of Nickerson Lumber and Plywood. Robert started his employment with Nickerson as an outside salesman in 1969 and in 1980 he became a partner and purchased Nickerson Lumber stock. He was elected as President of Nickerson in 1981. His background in marketing products primarily to residential builders, manufactured housing and recreational vehicle assemblers, which will be a great asset in further developments of marketing Rexhall products in both the domestic and global markets. In his spare time, if any, Mr. Lopez is captain of San Fernando Rangers, a non-profit organization working to use horses as therapeutic conditioning for mentally and physically disabled children.

     MARCO A. MARTINEZ, AGE 38, joined Rexhall in March of 1995. He was appointed the position of General Manager and Vice President of the Elkhart, Indiana facility effective November 7, 1996. Prior to this Marco served the Company as Executive Director of Administration and Director of Legal Affairs. Marco is bilingual in English and Spanish having been born in El Salvador, Central America, but raised in Los Angeles, California. Marco served in the United States Air Force on active duty for a period of seven years and continues to serve as a Reservist with the Indiana Air National Guard in Fort Wayne, Indiana; he has been decorated with both the Air Force Outstanding Achievement Medal and the Air National Guard Outstanding Achievement Medal. Marco received his AA in Business Administration from Antelope Valley College; his B.S. from Abilene Christian University; his MS in Ministry from Pepperdine University, and expects to complete his Master in Divinity at Pepperdine University in September of 1997. Marco is a public speaker and serves the Churches of Christ in a variety of ways.

Information Concerning Directors and Committees

     During 1996, there were four meetings of the Board of Directors. Outside directors receive $350 per meeting for serving the Company as members of the Board. Directors may also be reimbursed for reasonable expenses relating to attendance at Meetings of the Board or a Committee of the Board. Each director attended all of the board meetings held during his tenure as a director in 1996.

These are the following Committees of the Board of Directors:

     Audit Committee.  The Audit Committee consist of William J. Rex, Al
J. Theis and Robert A. Lopez. The Audit Committee is to meet with representatives of the Company's independent auditors and with representatives of senior management. The committee recommends the engagement or discharge of the Company's independent auditors, consults with the auditors as to the adequacy of internal accounting procedures and reviews and approves financial statements and reports. The Audit Committee met one time in 1996.

     Compensation Committee.  The Compensation Committee consists of William
J. Rex, Al J. Theis and Robert A. Lopez. The Compensation Committee is responsible for reviewing and reporting to the Board on the recommended annual compensation for officers including salary, bonuses, and other forms of compensation and remuneration and also administers the Company's Stock Option Plan. The Compensation Committee met two times in 1996.

     The Company has no standing nominating or similar committee whose function is to consider or recommend nominees to the Board of Directors.

Securities Ownership

     The following table sets forth information as of April 21, 1997 concerning the ownership of the Company's Common Stock (the only class of securities outstanding) by all persons known by the Company to be beneficial owners of more than five percent (5%), by all directors and nominees for director owning Common Stock, and by all directors and officers as a group:
                                              Number of     Percent of
                                                Shares     Outstanding
     Name of Beneficial Owner                Beneficially  Shares at
        or Identity of Group                   Owned (1)     April 1997

     William J. Rex (1)                        1,292,550      49.03%
       c/o Rexhall Industries, Inc.
       46147 N 7th St. West
       Lancaster CA  93534

     All Directors and Officers as a Group     1,303,000      49.43%
     (5 persons)

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, subject to applicable community property law.

Executive Compensation

     The following table sets forth certain information as to each of the three highest paid(1) of the Company's executive officers whose cash compensation exceeds $100,000 for the year ended December 31, 1996.
                        SUMMARY COMPENSATION TABLE
                            Annual Compensation
                                                             Other Annual
       Name and                                              Compensation
   Principal Position       Year    Salary($)   Bonus($)         $(2)

William J. Rex                96     250,000    199,890           ---
   President & CEO            95     250,000    324,000           ---
                              94     250,000    358,000           ---

Donald C. Hannay, Sr.         96      52,800    171,550
   V.P. of Sales & Marketing  95      53,800    168,000           ---
                              94      42,000    158,000           ---

Juan Arias(3)                 96      70,400    100,000           ---
   V.P. of Production         95      85,000    114,000           ---
                              94      83,000    117,000           ---
N/A

(1) Note: Only three executive officers received cash compensation in excess of $100,000.

(2) The unreimbursed incremental cost to the Company of providing perquisites and other personal benefits during 1995 did not exceed as to any named officer the lesser of $50,000 or 10% of the total 1996 salary and bonus paid to such named officer and, accordingly, is omitted from the table. These benefits included (i) reimbursement for medical expenses and
(ii) amounts allocated for personal use of company-owned automobile provided to Mr. Rex.

(3) Not a complete year for Juan Arias, resigned November 1996.

Compensation Committee Report

     On August 1, 1996, the Company renewed for 5 years (expires July 31,
2001) an employmnet agreement with William Rex. The employment agreement provides for an annual salary of $250,000 plus a bonus determined monthly in the amount of 10% before bonus and taxes. Other Executive Officers are compensated based on the following factors as determined by the Board of
Directors: (1) the financial result of the Company during the prior year,
(2) compensation paid to executive officers in prior years, (3) extraordinary performance during the year and (4) compensation of executive officers employed by competitors.

     Directors who are not Executive Officers are paid $350 per Board Meeting and there are four Board Meetings per year.

     The Company also has an incentive program under which it pays supervisory employees involved in sales and production a cash bonus based on specific performance criteria. Committee members: William J. Rex, Robert A. Lopez and Al J. Theis.

Stock Option Plan

     In May 1989, the Company adopted the 1989 Incentive and Nonstatutory Stock Option pursuant to Section 422A of the Internal Revenue Code of 1986, as amended to (i) key employees, and (ii) to directors and consultants to the Company designed by the Board as eligible under the Option Plan. Under the Option Plan, options for up to 225,000 shares maybe granted.

     The following table sets forth information as to all options to purchase Common Stock which were granted to Executive Officers specified in the table under "Cash Compensation" above who received options during the year ended December 31, 1996:

                             Option/SAR Grants

    Number of Securities   % of Total Options/SARs
 Underlying Options/SARs   Grants to Employees   Exercise/Base  Expiration
Name   Year   Granted(#)   in Fiscal Year        Price ($/Sh)      Date

William J. Rex
       1996         -0-           -0-                -0-            -0-
       1995         -0-           -0-                -0-            -0-
       1994         -0-           -0-                -0-            -0-

Willian M. Hill(1)
       1996         -0-           -0-                -0-            -0-
       1995       10,000          48%               $3.25        2/2000
       1994         -0-           -0-                -0-            -0-

Donald C. Hannay
       1996         -0-           -0-                -0-           -0-
       1995       11,000          52%               $3.25       2/2000
       1994         -0-           -0-                -0-           -0-

(1) Mr. Hill resigned from the Company in February 1995.

                        Option/SAR Grants Canceled

                Number of Securities  % of Total Option
             Underlying Options/SARs  Grants canceled  Base Price  Expiration
Name    Year     Grants Canceled (#)  to employees         ($/SH)  Date

William J. Rex
        1996      -0-                      -0-            -0-
        1995      -0-                      -0-            -0-
        1994      -0-                      -0-            -0-

Willian M. Hill(1)
        1996    10,000                    100%          $3.25
        1995      -0-                      -0-            -0-
        1994      -0-                      -0-            -0-

Donald C. Hannay
        1996      -0-                      -0-           -0-
        1995      -0-                      -0-           -0-
        1994      -0-                      -0-           -0-

Juan Arias
        1996      -0-                      -0-           -0-
        1995    11,000                     39%         $3.25
        1994      -0-                      -0-           -0-

(1) Mr. Willian M. Hill resigned from the Company in February 1995.

     No director who was not an Executive Officer was granted any stock options during the year ended December 31, 1996. There were no stock options granted in 1996. There were 10,000 shares of stock options exercised during the year 1996, by Mr. Willian M. Hill.

Recent Accounting Pronouncements - Effective January 1, 1996 the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Management periodically reviews the recoverability of its long-lived assets based on expected future cash flows or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

Effective January 1, 1996 the Company adopted the disclosure requirements of Financial Accounting Standards (SFAS) No. 123, " Accounting for Stock-Based Compensations," SFAS No. 123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. The Company has elected to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded.

     Aggregated Option/SAR Exercises 1996 and RY-End Option/SAR Values

                                   Number of Securities  Value of Unexercised
                                   Underlying Unexercised        In-The-Money
                                   Option/SARs at                Options/SARs
                                   End(#)                           FY-End($)
      Shares Acquired  Value       Exercisable/                  Exercisable/
Name  on Exercised(#)  Realized($) Unexercisable(2)          Unexercisable(1)

William J. Rex   -0-      -0-      112,000/-0-               $505,000/-0-
Donald C. Hannay -0-      -0-       16,000/6,000               72,000/24,000

(1) 12/31/96 close price $7-5/8 vs. option price.

     No options have been granted under the Option Plan in 1996. The following table sets forth information from inception of Option Plan through December 31, 1995 concerning the net number of options under the Option Plan that has been received by (i) each of the Company's current executive officers, (ii) each nominee for election as director, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, and (v) all employees who are not executive officers:
                                                               No. of shares
                                                                  covered by
Name of Person/Group     Position with the Company                   Options

William J. Rex         Chairman of the Board, President and Chief    112,000
                       Executive Officer; and Nominated Director

Donald C. Hannay, Sr.  Vice President of Sales and Marketing;
                       and Nominated Director                        16,000


All current executive officers as a group.......................... 128,000

                   SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Deloitte & Touche as independent accountants of the Company for the year ending December 31, 1997 and further directed that the Company submit the selection of independent accountants for ratification by shareholders at the Company's annual meeting. Deloitte & Touche acted for the Company in such capacity for the year ended December 31, 1996. Representatives of Deloitte & Touche are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                           SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1998 Annual Meeting must be received at the Company's principal office no later than December 26, 1997 in order to be considered for inclusion in the proxy statement and form of proxy related to that meeting.

                              OTHER BUSINESS

     The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgement.

                                       By order of the Board of Directors

                                       Cheryl L. Rex
                                       Secretary


DATED: April 21, 1997
Lancaster, California